UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2010

AMERICAN EXPRESS RECEIVABLES
FINANCING CORPORATION V LLC
on behalf of
AMERICAN EXPRESS ISSUANCE TRUST
(as Originator of the American Express Issuance Trust)
(Exact Name of registrant as Specified in Charter)

333-158295
Delaware	333-158295-01	20-2007139
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Vesey Street
Mail Stop 01-31-12
New York, New York 10285
(212) 640-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 15, 2010, the American Express Issuance Trust (the “Trust”) supplemented its Amended and Restated Indenture, dated as of November 1, 2007, as amended from time to time, with its Series 2010-A Indenture Supplement, dated as of December 15, 2010.

On December 15, 2010, the Trust issued its (i) Class A Series 2010-A Variable Funding Floating Rate Asset Backed Notes in a maximum principal amount of $3,000,000,000 (the “Class A Notes”), (ii) Class B Series 2010-A Variable Funding Floating Rate Asset Backed Notes in a maximum principal amount of $96,775,000 (the “Class B Notes”) and (iii) Class C Series 2010-A Variable Funding Floating Rate Asset Backed Notes in a maximum principal amount of $129,035,000 (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Notes”).  In connection with the issuance, the Trust sold the Class A Notes to certain parties who have agreed to fund, from time to time at the request of the Trust through December 16, 2013 (as may be extended), the unfunded amounts under the Class A Notes up to the maximum principal amount.  The purchasers’ commitments to fund any unfunded amounts under the Class A Notes are subject to the terms and conditions of the Class A Notes, the Series 2010-A Indenture Supplement and a purchase agreement among the Trust, the purchasers and certain other parties.

The Trust intends to use the Class A Notes as a source of funding in the ordinary course.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

American Express Receivables Financing Corporation V LLC, acting solely in its capacity as a depositor of American Express Issuance Trust
By:	/s/ Peter C. Sisti
Name: Peter C. Sisti
Title: President

Date:  December 15, 2010